UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2023

DOCGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39618	85-2515483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 West 35th Street, Floor 6, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(844) 443-6246

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DCGO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

As previously announced, today, June 20, 2023, DocGo Inc. (the “Company”) will host an Investor Day. Members of the Company’s executive leadership team will present on the Company’s progress, strategy and outlook. A live webcast of the management presentation and question and answer session will be accessible on the Company’s website at ir.docgo.com, and a replay will also be available on the website following the conclusion of the event for a period of 30 days. A copy of the Investor Day presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K and the exhibit attached hereto are being furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Investor Day Presentation dated June 20, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCGO INC.

By:	/s/ Ely D. Tendler
	Name:	Ely D. Tendler
	Title:	General Counsel and Secretary

Date: June 20, 2023

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